EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 20, 2004

92324 CANADA LTD.

	By:	/s/ Barry E. Katsof
Name: Barry E. Katsof
Title: President

2798107 CANADA INC.

	By:	/s/ Barry E. Katsof
Name: Barry E. Katsof
Title: President

/s/ Barry E. Katsof
Barry E. Katsof

126909 CANADA INC.

	By:	/s/ Ronald G. Waxman
Name: Ronald G. Waxman
Title: President

/s/ Ronald G. Waxman
Ronald G. Waxman

/s/ Ernie Harty
Ernie Harty

/s/ Brahm Gelfand
Brahm Gelfand

/s/ Robert Gagnon
Robert Gagnon

/s/ Dominique Mimeault
Dominique Mimeault